Exhibit 99.1

Red Robin Acquires 13 Franchised Restaurants
in Texas

GREENWOOD VILLAGE, Colo., March 21, 2016 – Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB), a casual dining restaurant chain focused on serving an innovative selection of high-quality gourmet burgers in a family-friendly atmosphere, today announced it has completed the acquisition of 13 Red Robin® franchised restaurants in Texas, from Cowboy Red, L.C., Cowgirl Red, LLC, and Texas Red Real Estate, Ltd. and its affiliates, and Robert Y Reynolds and Carolyn Frost Keenan. The 13 Texas restaurants are located in the trade areas of Houston (7), Dallas (2), Lubbock (1), Austin (1), Abilene (1), and Amarillo (1).
“This acquisition supports our strategy to expand in markets such as Texas which provide us strong growth prospects. We would also like to welcome almost 800 new members to the Red Robin corporate family and offer them an opportunity for continued growth as well,” said Steve Carley, Red Robin Gourmet Burgers, Inc. chief executive officer.
The Company will provide additional information with regards to this transaction when it reports results of the fiscal first quarter ended April 17, 2016.
About Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB)
Red Robin Gourmet Burgers, Inc. (www.redrobin.com), a casual dining restaurant chain founded in 1969 that operates through its wholly-owned subsidiary, Red Robin International, Inc., and under the trade name Red Robin Gourmet Burgers and Brews, is the Gourmet Burger Authority™, famous for serving more than two dozen craveable, high-quality burgers with Bottomless Steak Fries® in a fun environment welcoming to guests of all ages. Whether a family dining with kids, adults grabbing a drink at the bar, or teens enjoying a meal, Red Robin offers an unparalleled experience for its guests. In addition to its many burger offerings, Red Robin serves a wide variety of salads, soups, appetizers, entrees, desserts and signature beverages. Red Robin offers a variety of options behind the bar, including its extensive selection of local and regional beers, and innovative adult beer shakes and cocktails, earning the restaurant a VIBE Vista Award for Best Beer Program in a Multi-Unit Chain Restaurant.  There are more than 530 Red Robin restaurants across the United States and Canada, including Red Robin Burger Works® locations and those operating under franchise agreements. Red Robin… YUMMM®! Connect with Red Robin on Facebook, Instagram, and Twitter.
About Cowboy Red, L.C.\Cowgirl Red, LLC
Based in Houston, the companies are privately-held franchisees of Red Robin Gourmet Burgers, Inc. founded in 1999.
Forward-Looking Statements
Forward-looking statements in this press release regarding our expectations, plans, strategy, and all other statements that are not historical facts, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. We undertake no obligation to update such statements to reflect events or circumstances arising after such date, and we caution investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: our ability to expand in growth markets, our ability to integrate the acquired restaurants and operate them as expected; our ability to successfully integrate personnel at the acquired restaurants; effectiveness of our management strategies and decisions; and other risk factors described from time to time in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission.
For media relations questions contact:
Jennifer DeNick, Coyne PR
(973) 588-2000

For investor relations questions contact:
Stuart Brown, Chief Financial Officer
(303) 846-6000